Rand Logistics, Inc.

RAND LOGISTICS REPORTS FIRST QUARTER FISCAL YEAR 2014 FINANCIAL RESULTS
Sailing Days Increased by 7.5% on Elimination of Vessel Incidents;
Mechanical Delays Reduced by 44.1%; Tonnage Hauled Increased by 7.4%

New York, NY – August 7, 2013 - Rand Logistics, Inc. (NASDAQ: RLOG) (“Rand”) today announced its financial results for its fiscal year 2014 first quarter ended June 30, 2013.

Quarter Ended June 30, 2013
Versus Quarter Ended June 30, 2012 Financial Results

•
Marine freight revenue (excluding fuel and other surcharges) increased by 9.0% to $39.6 million from $36.3 million.  This increase was primarily attributable to contractual price increases and 88 additional Sailing Days.  In addition, certain customer contract renewals included a reset of the base fuel price to reflect prevailing market conditions for fuel, resulting in an increase in marine freight revenue and an equivalent reduction in fuel surcharges.

•	Marine freight revenue per Sailing Day increased by 1.4% to $31,383 from $30,943. This increase was offset by a weaker Canadian dollar and a shift in Sailing Days to aggregates from iron ore and coal.
•
Total revenue declined by 2.4% to $48.4 million from $49.6 million.  This decrease was primarily attributable to reduced fuel surcharges and a mix shift from iron ore and coal to lower revenue generating commodities.  A 7.4% increase in tons hauled and a 7.5% increase in days sailed helped to mitigate the impact of the mix shift.

•
Vessel operating expenses decreased by 1.4% to $32.7 million from $33.2 million.  This decrease was primarily attributable to a reduction in vessel incident costs, partially offset by a greater number of Sailing Days.  Due in part to improved cost control, vessel operating expenses per Sailing Day declined by 8.3%, or $2,345 per day, to $25,898 from $28,243.

•
Operating income plus depreciation and amortization decreased by 2.6% to $12.0 million from $12.3 million.  The weaker Canadian dollar comprised $0.2 million of this reduction in operating income plus depreciation and amortization.

Management Comments

“We are pleased with our execution in the first quarter,” commented Laurence Levy, Executive Chairman of Rand.  “We believe that we are starting to see the benefits from investments made over the last two years in our operating procedures and protocols as well as our engineering team.  By eliminating lost Sailing Days due to vessel incidents in the quarter and reducing lost time due to mechanical delays by 44.1%, we were able to significantly reduce our vessel costs per day.  We reduced the impact of lost iron ore and coal carrying days by substituting other commodities, including salt and aggregates, resulting in a 7.4% increase in our total tonnage hauled.”

Scott Bravener, President of Lower Lakes, added, “The elimination of lost days due to incidents led to marked improvements in the operating performance of our fleet in the quarter and contributed to an 88 day, or 7.5%, increase in Sailing Days.  In the comparable period last season, we had 60 lost Sailing Days due to incidents.  Inclement weather patterns in the Great Lakes region during the quarter proved challenging and led to the delayed opening of certain customer facilities, an increase in weather delays due to ice conditions and extensive flooding in some of the tributaries that we service.  The higher than average precipitation has resulted in a rapid rebound for Great Lakes water levels and all of the lakes are now above their year ago levels.  We have been successful in reducing our vessel operating expenses per day by 8.3% in the quarter compared to last year’s comparable quarter and as a result we achieved a vessel margin per day of $11,807 for our 15 operating vessels, despite the challenging operating environment.”

Rand Logistics First Quarter Fiscal 2014 Financial Results
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Laurence Levy concluded, “We believe that fiscal 2014 is off to a solid start.  Rand’s fundamentals remain intact and we are well positioned to achieve further improvements in profitability and gain additional market share.  We continue to leverage our low operating cost position and have recently added new business opportunities within our existing customer network for the 2014 sailing season that should improve our commodity mix, our revenue and profitability and further solidify our position as the leader in the river class market.  In addition, we are focusing significant resources on improving our data capture and analytical capabilities to further maximize fleet efficiency and optimize returns.”

Conference Call
Management will host a conference call to discuss these results at 8:30 a.m. ET on Wednesday, August 7, 2013. Interested parties may participate in the conference call by dialing 888-523-1228 (719-325-2472 for international callers), and using Conference ID# 6631108.  The conference call will be webcast simultaneously on the Rand Logistics, Inc. website at www.randlogisticsinc.com/presentations.html.

A replay of the conference call will be available at www.randlogisticsinc.com/presentations.html and will be archived for 12 months.  A replay will also be available until November 7, 2013 by dialing 877-870-5176 (858-384-5517 for international callers), and using Conference ID# 6631108.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of four conventional bulk carriers and twelve self-unloading bulk carriers including four tug/barge units. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed, – and the Canada Coasting Trade Act – which reserves domestic waterborne commerce to Canadian registered and crewed vessels that operate between Canadian ports.

Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 12, 2013.

CONTACT: Rand Logistics, Inc. Laurence S. Levy, Executive Chairman Edward Levy, President (212) 644-3450	-OR-	INVESTOR RELATIONS COUNSEL: Cameron Associates Alison Ziegler and Kevin McGrath (212) 554-5469 alison@cameronassoc.com

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Rand Logistics First Quarter Fiscal 2014 Financial Results
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RAND LOGISTICS, INC.
Consolidated Statements of Operations (Unaudited)
(U.S. Dollars 000’s except for Shares and Per Share data)

	Three months ended	Three months ended
	June 30, 2013	June 30, 2012
REVENUE
Freight and related revenue	$39,605	$36,327
Fuel and other surcharges	8,796	12,475
Outside voyage charter revenue	-	810
TOTAL REVENUE	48,401	49,612

EXPENSES
Outside voyage charter fees	-	822
Vessel operating expenses	32,683	33,157
Repairs and maintenance	817	387
General and administrative	2,881	2,970
Depreciation	4,305	3,488
Amortization of drydock costs	838	879
Amortization of intangibles	322	326
Loss on foreign exchange	63	4
	41,909	42,033
OPERATING INCOME	6,492	7,579

OTHER (INCOME) AND EXPENSES
Interest expense	2,389	2,704
Interest income	(2)	(4)
Gain on interest rate swap contracts	-	(270)
	2,387	2,430

INCOME BEFORE INCOME TAXES	4,105	5,149
PROVISION FOR INCOME TAXES
Current	-	-
Deferred	1,527	2,054
	1,527	2,054
NET INCOME BEFORE PREFERRED STOCK DIVIDENDS	2,578	3,095
PREFERRED STOCK DIVIDENDS	854	758
NET INCOME APPLICABLE TO COMMON STOCKHOLDERS	$1,724	$2,337

Net income per share basic and diluted	$0.10	$0.13
Weighted average shares basic and diluted	17,875,951	17,720,071

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Rand Logistics First Quarter Fiscal 2014 Financial Results
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RAND LOGISTICS, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. Dollars 000’s except for Shares and Per Share data)

	June 30, 2013	March 31, 2013

ASSETS
CURRENT
Cash and cash equivalents	$4,232	$848
Accounts receivable, net	17,655	5,486
Income tax receivable	113	113
Loan to employee	250	250
Prepaid expenses and other current assets	8,184	7,842
Deferred income taxes	345	262
Total current assets	30,779	14,801

PROPERTY AND EQUIPMENT, NET	212,213	219,084
OTHER ASSETS	989	1,050
DEFERRED INCOME TAXES	1,676	2,203
DEFERRED DRYDOCK COSTS, NET	11,188	10,895
INTANGIBLE ASSETS, NET	11,896	12,612
GOODWILL	10,193	10,193

Total assets	$278,934	$270,838
LIABILITIES
CURRENT
Bank indebtedness	$21,457	$5,997
Accounts payable	16,825	21,697
Accrued liabilities	20,442	21,316
Deferred income taxes	-	173
Current portion of deferred payment liability	431	431
Current portion of long-term debt	3,586	3,630
Total current liabilities	62,741	53,244
LONG-TERM PORTION OF DEFERRED PAYMENT LIABILITY	1,519	1,631
LONG-TERM DEBT	137,155	139,760
OTHER LIABILITIES	253	253
DEFERRED INCOME TAXES	4,376	3,532

Total liabilities	206,044	198,420

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value,	14,900	14,900
Authorized 1,000,000 shares, Issued and outstanding 300,000 shares
Common stock, $.0001 par value,	1	1
Authorized 50,000,000 shares, Issuable and outstanding 17,919,462 shares
Additional paid-in capital	89,404	89,077
Accumulated deficit	(30,617)	(32,341)
Accumulated other comprehensive (loss) income	(798)	781

Total stockholders’ equity	72,890	72,418

Total liabilities and stockholders’ equity	$278,934	$270,838

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